SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

TEMPLETON DEVELOPING MARKETS TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MUTUAL FUND PROXY FACT SHEET FOR: TEMPLETON DEVELOPING MARKETS TRUST

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	AUGUST 21, 2017	OFFICES OF FRANKLIN TEMPLETON INVESTMENTS
Mail Date	AUGUST 30, 2017	ONE FRANKLIN PARKWAY
Meeting Date	OCTOBER 30, 2017 @ 10:00 AM PT	SAN MATEO, CALIFORNIA 94403
ADDITIONAL INFORMATION		CONTACT INFORMATION
CUSIPs	SEE PAGES TDM.4	Inbound Line	1-800-967-5068
Tickers	SEE PAGES TDM.4	Website	www.franklintempleton.com

Note: Capitalized terms used herein and not defined herein are used with the meanings given them in the Templeton Developing Markets Trust Proxy Statement.

What is happening?

A Special Meeting of Shareholders of Templeton Developing Markets Fund will be held on October 30, 2017, to vote on several important proposals that affect the Fund.

Who will bear the costs associated with the proxy solicitation?

The cost of soliciting proxies, including the fees of a proxy solicitation agent, will be borne approximately 75% by the Fund and 25% by the Fund’s investment manager or its affiliates.

Why is it so important that I vote?

When shareholders return their proxies promptly, the Fund may be able to save money by not having to conduct additional solicitations, including other mailings. PLEASE COMPLETE, SIGN AND RETURN each proxy card or voting instruction form you receive.

Who is AST Fund Solutions?

AST Fund Solutions, LLC (the “Solicitor”) is a company that has been engaged by the Fund to assist in the solicitation of proxies. The Solicitor is not affiliated with the Fund or with Franklin Templeton Investments. In order to hold a shareholder meeting, a certain percentage of the Fund’s shares (often referred to as “quorum”) must be represented at the meeting. If a quorum is not attained, the meeting must adjourn to a future date. The Fund may attempt to reach shareholders through multiple mailings to remind the shareholders to cast their vote. As the meeting approaches, phone calls may be made to shareholders who have not yet voted their shares so that the meeting does not have to be adjourned or postponed. (Mentioned on page Q&A 5 of the proxy statement)

No.	Proposal	Recommendation	Section	Page
1	To Elect a Board of Trustees for the Fund	FOR	TDM	1
2	To approve the use of a "manager of managers" structure whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.	FOR	TDM	1-2
3	To approve a new Subadvisory Agreement with Franklin Templeton Investment Management Limited.	FOR	TDM	2-3
4	To approve an amended fundamental investment restriction regarding investments in commodities.	FOR	TDM	3-4

FOR INTERNAL DISTRIBUTION ONLY	TDM.COVER

PROPOSAL 1: To Elect a Board of Trustees for the Fund

What role does the Board play?

The Board has the responsibility for looking after the interests of the Fund’s shareholders. As such, the Board has an obligation to serve the best interests of shareholders in providing oversight of the Fund, including approving policy changes. In addition, the Board, among other things, reviews the Fund’s performance, oversees the Fund’s activities, and reviews contractual arrangements with the Fund’s service providers.

What is the affiliation of the Board and Franklin Templeton Investments?

The Board is currently, and is proposed to continue to be, composed of over 75% “independent” trustees and two “interested” trustees. Trustees are determined to be “interested” by virtue of, among other things, their affiliation with the Franklin Templeton funds or with Franklin Templeton Investments as fund management. Independent trustees have no affiliation with Franklin Templeton Investments and are compensated by the Fund.

PROPOSAL 1
NAME OF TRUSTEE	TRUSTEE SINCE	YEAR OF BIRTH
(1) Harris J. Ashton	1992	1932
(2) Ann Torre Bates	2008	1958
(3) Mary C. Choksi	2016	1950
(4) Edith E. Holiday	1996	1952
(5) Gregory E. Johnson	2007	1961
(6) Rupert H. Johnson, Jr.	2013	1940
(7) J. Michael Luttig	2009	1954
(8) David W. Niemiec	2005	1949
(9) Larry D. Thompson	2005	1945
(10) Constantine D. Tseretopoulos	1991	1954
(11) Robert E. Wade	2006	1946

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD

PROPOSAL 2: To approve the use of a “manager of managers” structure whereby the Fund’s investment manager would be able to hire and replace subadvisers without shareholder approval.

What is the purpose of the Manager of Managers Structure?

Shareholders of the Fund are being asked to approve the use of a “manager of managers” structure that would permit the Fund’s investment manager, subject to Board approval, to appoint and replace subadvisers that are affiliated with Franklin Templeton Investments, and subadvisers that are not affiliated with Franklin Templeton Investments, without obtaining prior shareholder approval (the “Manager of Managers Structure”). The Manager of Managers Structure would enable the Fund to operate with greater efficiency in the future by allowing the Fund to use both affiliated and unaffiliated subadvisers best suited to its needs without incurring the expense and potential delays that could be associated with obtaining shareholder approvals.

FOR INTERNAL DISTRIBUTION ONLY	TDM.1

How will the Manager of Managers Structure affect my Fund?

If the proposal is approved for the Fund, and the Board and the Fund’s investment manager believe that the use of one or more subadvisers would be in the best interests of the Fund, the Fund’s shareholders generally would not be asked to approve hiring a subadviser for the Fund, assuming the conditions of the Manager of Managers Order are met. Rather, the Fund’s investment manager, with the approval of the Board, including a majority of the Independent Trustees, would be able to appoint subadvisers and make appropriate changes to the subadvisory agreements without seeking shareholder approval. The Fund would, however, inform shareholders of the hiring of any new subadviser within 90 days after the hiring of the subadviser.

Will the Manager of Managers Structure change the fees paid?

The use of the Manager of Managers Structure will not change the fees paid to the investment manager by the Fund or fees paid by the Fund’s shareholders.

Do the Funds currently intend to use the Manager of Managers Structure?

The Fund’s investment manager currently does not intend to use the Manager of Managers Structure for the Fund because near-term changes to the portfolio management structure for the Fund are not anticipated, other than as described in Proposal 3. However, if the Manager of Managers Structure is approved by shareholders, the Board would be able to approve a subadviser for the Fund, regardless of whether the Fund’s shareholders approve the subadvisory agreement described in Proposal 3. The Board determined to seek shareholder approval of the Manager of Managers Structure for the Fund in connection with this special shareholder meeting, which was otherwise called for purposes of voting on other matters described in the proxy statement, to avoid additional meeting and proxy solicitation costs in the future.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2

PROPOSAL 3: To approve a new Subadvisory Agreement with Franklin Templeton Investment Management Limited.

Why is a new subadvisory agreement with FTIML being recommended?

The current investment manager of the Fund is Templeton Asset Management Ltd., a wholly owned subsidiary of Franklin Resources, Inc. (“Franklin Resources”). The Fund does not currently have a subadviser. A new subadvisory agreement with FTIML, which is also a wholly owned subsidiary of Franklin Resources, is being recommended in order to allow Carlos Hardenberg, Director of the Frontier Markets Strategy for Templeton Emerging Markets Group and a portfolio manager of FTIML, to serve as a portfolio manager for the Fund.

Can you provide me with additional information on Carlos Hardenberg?

As Director of the Frontier Markets Strategy, Mr. Hardenberg is responsible for the design, implementation and ongoing refinement of the Frontier Markets Strategy across Franklin Templeton Investment’s individual portfolios. Mr. Hardenberg is responsible for setting the overall strategy for his respective area, providing guidance and thought leadership, coordinating appropriate resources and coverage, and leveraging the group’s expertise to add value across products within the strategy. Mr. Hardenberg also collaborates with the Fund’s lead portfolio manager on Templeton Emerging Markets Group’s Global Emerging Markets Strategies.

FOR INTERNAL DISTRIBUTION ONLY	TDM.2

What effect, if any, will the approval of the proposed new subadvisory agreement with FTIML have on the Fund’s management fees?

The approval of the proposed new subadvisory agreement with FTIML for the Fund will have no impact on the amount of management fees paid by the Fund or the Fund’s shareholders because FTIML’s fees will be deducted from the fees the Fund’s investment manager currently receives from the Fund.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3

PROPOSAL 4: To approve an amended fundamental investment restriction regarding investments in commodities.

What is the fundamental investment restriction regarding investments in commodities?

The Investment Company Act of 1940 (the “1940 Act”) requires every investment company to adopt a fundamental investment restriction governing investments in commodities. A “fundamental” investment restriction may be modified only by a vote of a majority of the investment company’s outstanding voting securities (as defined in the 1940 Act).

The Fund’s current fundamental investment restriction regarding commodities states that the Fund may not purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments, provided however, that the restriction does not prevent the Fund from engaging in certain derivatives and investing in securities or other instruments that are secured by physical commodities.

What will be the effect of the amended fundamental investment restriction regarding investments in commodities?

Since the initial adoption of this restriction for the Fund, the financial markets and regulatory requirements regarding commodities and commodity interests have evolved. New types of financial instruments have become available as potential investment opportunities, including commodity-linked instruments. The Fund’s investment manager believes that it is in the Fund’s best interests to amend the current fundamental investment restriction in order to provide the Fund with the flexibility to adapt to continuously changing regulation and to react to changes in the financial markets and the development of new investment opportunities and instruments, in accordance with the Fund’s investment goal and subject to oversight by the Trust’s Board. Under the proposed restriction, if current applicable law were to change, the Fund would be able to conform to any such new law without shareholders taking further action.

Is the proposed amended fundamental investment restriction expected to affect the way the Fund is currently managed?

The Board and the Fund’s investment manager do not anticipate that the proposed amended fundamental investment restriction regarding investments in commodities would involve additional material risk to the Fund or affect the way the Fund is currently managed or operated. The Board determined to seek shareholder approval of the amended fundamental restriction regarding investments in commodities for the Fund in connection with this special shareholder meeting, which was otherwise called for purposes of voting on other matters described in the proxy statement, to avoid additional meeting and proxy solicitation costs in the future.

FOR INTERNAL DISTRIBUTION ONLY	TDM.3

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4

VOTING METHODS

PHONE:
To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time and Saturday from 10:00 a.m. to 4:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/FTproxy

CUSIP	TICKER	NAME OF FUND	CLASS
88018W104	TEDMX	Templeton Developing Markets Trust	A
88018W203	TDMTX	Templeton Developing Markets Trust	C
88018W500	TDMRX	Templeton Developing Markets Trust	R
88018W609	FDEVX	Templeton Developing Markets Trust	R6
88018W302	TDADX	Templeton Developing Markets Trust	ADVISOR

FOR INTERNAL DISTRIBUTION ONLY	TDM.4

Franklin and Templeton Funds Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Franklin and Templeton Funds. I wanted to confirm that you have received the proxy materials for the Special Meeting of Shareholders scheduled to take place on October 30, 2017.

Have you received the information?

(Pause for response)

If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone.

If “No” or negative response: I would be happy to review the meeting agenda with you and record your vote by phone; however, you do have the option of voting along with the Board’s recommendation.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Franklin and Templeton Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of your vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on the confirmation.  Mr. /Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 8-28-2017